UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15378 Avenue of Science, Ste 100

San Diego, California 92128

(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Current Report on Form 8-K may be deemed a “solicitation” under the rules of the Securities and Exchange Commission (“SEC”) in connection with the consideration by stockholders of LRAD Corporation (“LRAD”) of a tax-free spin-off transaction of its HSS® technology business (the “Spin-off”). LRAD will file a proxy statement with the SEC in connection with the solicitation of proxies for a special meeting of stockholders at which the Spin-off will be considered. Stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information regarding the proposed Spin-off. Stockholders will be able to obtain copies of the proxy statement and other documents filed by LRAD with the SEC in connection with the special meeting of stockholders at the SEC’s website at www.sec.gov or at the Investors section of LRAD’s website at www.lradx.com.

PARTICIPANTS IN THE SOLICITATION

LRAD, and its directors and officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Spin-off and may have interests that are different from, or in addition to, the interests of stockholders. A description of these interests will be contained in the proxy statement that LRAD will file with the SEC. LRAD stockholders may obtain additional information about the direct and indirect interests of the participants in the Spin-off, by security holdings or otherwise, by reading the proxy statement and other materials filed or to be filed with the SEC when such information becomes available.

Item 8.01	Other Events.

On April 6, 2010, the Board of Directors of LRAD authorized management to pursue a plan to separate its HSS technology business through the Spin-off. Following the Spin-off, LRAD stockholders will own shares of a new, independent and stand-alone public company named Parametric Sound Corporation (“Parametric Sound”) and continue to own shares of LRAD. LRAD will continue its existing business, including LRAD® products and other technologies but excluding the HSS technology sound business after completion of current product orders.

The proposed Spin-off will be accomplished through a pro rata distribution of Parametric Sound common stock to LRAD’s stockholders of record as of the close of business on the record date which has yet to be determined by LRAD’s board of directors. As a result of the Spin-off, it is currently contemplated that each of LRAD’s stockholders will receive one share of Parametric Sound common stock for every two shares of LRAD common stock.

Completion of the Spin-off is subject to final approval by LRAD’s board of directors and stockholder approval, as well as effectiveness of a Form 10 registration statement to be filed with the Securities and Exchange Commission. LRAD will file a proxy statement with the SEC and hold a special meeting of stockholders to seek approval of the Spin-off. The proxy statement will include information about the Spin-off, as well as details of the special meeting of stockholders. The Form 10 will include detailed information about Parametric Sound and its financial history, capitalization, the Spin-off and related matters. Parametric Sound will distribute an information statement to stockholders following completion of the SEC’s review of the Form 10. LRAD’s board of directors reserves the right to amend, modify or abandon the Spin-off and the related transactions at any time prior to the distribution date.

Upon completion of the Spin-off, Elwood G. Norris, a director of LRAD, will become Chairman and Chief Executive Officer of Parametric Sound and will resign as a director of LRAD. Mr. Norris has agreed to advance funds to pay the reasonable costs of the Spin-off to be reimbursed by Parametric Sound on the completion of the Spin-off. Further, since LRAD Corporation will not be contributing any cash or working capital other than certain inventory to the new subsidiary in connection with the Spin-off, Mr. Norris has further committed to arrange initial working capital for the Parametric Sound business in amounts and on terms yet to be determined. Mr. Norris has also agreed to exclusively license to Parametric Sound new technology related to the creation of directed sound products in exchange for a royalty equal to 5% of product revenue if such technology is successfully incorporated into products sold by Parametric Sound.

A copy of the press release regarding the Spin-off is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

This Form 8-K report contains forward-looking statements addressing the Spin-off, the operation, business and prospects of LRAD and Parametric Sound following the Spin-off and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the Spin-off, including the timing and terms of the Spin-off and whether the Spin-off will be completed, and uncertainties regarding the impacts on the companies and the market for their respective securities if the Spin-off is accomplished. In addition, LRAD and Parametric Sound are subject to additional risks and uncertainties, as described in LRAD’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release, dated April 8, 2010, issued by LRAD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2010

LRAD Corporation

By:	/s/ KATHERINE H. MCDERMOTT
Katherine H. McDermott
Chief Financial Officer